EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the NASDAQ Global Market.  The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
10/22/2013	Purchase	$ 5.7437	1	22300
10/23/2013	Purchase	$ 5.7306	2	8650
11/14/2013	Purchase	$ 6.2659	3	74609
11/15/2013	Purchase	$ 6.2791	4	14300
11/18/2013	Purchase	$ 6.4062	5	22000
11/19/2013	Purchase	$ 6.3226	6	38705
11/20/2013	Purchase	$ 6.2672	7	29000
11/21/2013	Purchase	$ 6.3490	8	25094
11/22/2013	Purchase	$ 6.4302	9	23000
11/25/2013	Purchase	$ 6.4697	10	33926
12/3/2013	Purchase	$ 6.4047	11	36376
12/4/2013	Purchase	$ 6.3812	12	22544
12/5/2013	Purchase	$ 6.3762	13	16766
12/6/2013	Purchase	$ 6.4605	14	23566
12/9/2013	Purchase	$ 6.3767	15	21873
12/10/2013	Purchase	$ 6.4949	16	29300
12/11/2013	Purchase	$ 6.4958	17	16679
12/12/2013	Purchase	$ 6.4967	18	21141

1 This transaction was executed in multiple trades at prices ranging from $5.65 – 5.75.
2 This transaction was executed in multiple trades at prices ranging from $5.72 – 5.75.
3 This transaction was executed in multiple trades at prices ranging from $6.21 – 6.30.
4 This transaction was executed in multiple trades at prices ranging from $6.2450 – 6.32.
5 This transaction was executed in multiple trades at prices ranging from $6.240 – 6.41.
6 This transaction was executed in multiple trades at prices ranging from $6.27 – 6.40.
7 This transaction was executed in multiple trades at prices ranging from $6.21 – 6.31.
8 This transaction was executed in multiple trades at prices ranging from $6.30 – 6.38.
9 This transaction was executed in multiple trades at prices ranging from $6.37 – 6.45.
10 This transaction was executed in multiple trades at prices ranging from $6.4150 – 6.50.
11 This transaction was executed in multiple trades at prices ranging from $6.34 – 6.50.
12 This transaction was executed in multiple trades at prices ranging from $6.33 – 6.42.
13 This transaction was executed in multiple trades at prices ranging from $6.34 – 6.43.
14 This transaction was executed in multiple trades at prices ranging from $6.43 – 6.50.
15 This transaction was executed in multiple trades at prices ranging from $6.32 – 6.40.
16 This transaction was executed in multiple trades at prices ranging from $6.42 – 6.50.
17 This transaction was executed in multiple trades at prices ranging from $6.46 – 6.50.
18 This transaction was executed in multiple trades at prices ranging from $6.48 – 6.50.